Exhibit 15.3

ELECTRA BATTERY MATERIALS CORPORATION

AUDIT COMMITTEE CHARTER

Adopted April 8, 2022

(Revised March 28, 2025)

I.	PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Electra Battery Materials Corporation (the “Company”) is to oversee the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company, as well as related disclosure, internal controls, regulatory compliance and risk management functions.

II.	COMPOSITION

The members of the Committee shall be appointed annually by the Board. The Chair shall be elected by the members of the Committee. The Committee shall consist of a minimum of three independent directors of the Company, and each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the Nasdaq Stock Market (“Nasdaq”) and any additional requirements that the Board deems appropriate. In addition, at least one member of the Committee must be designated by the Board to be an “audit committee financial expert” as defined by the U.S. Securities and Exchange Commission (the “SEC”).

Independence is defined by, and subject to the exemptions and other provisions set out in, applicable laws, rules and regulations, as well as the rules of relevant stock exchanges (the “Applicable Laws”).

III.	QUALIFICATIONS & EXPERIENCE

Each member of the Committee must be financially literate, meaning that the director has the ability to read and understand a set of financial statements that present the breadth and level of complexity of accounting issues that can reasonably be expected to be raised by the Company’s financial statements.

At least one member of the Committee must be designated by the Board to be an “audit committee financial expert” as defined by the SEC and a “financial expert” within the meaning of Applicable Laws. The financial expert should have the following competencies:

●	An understanding of financial statements and accounting principles used by the Company to prepare its financial statements;

Electra Battery Materials Corporation	Audit Committee Charter

●	The ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves;

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Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity comparable to the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

●	An understanding of internal controls and procedures for financial reporting; and

●	An understanding of audit committee functions.

IV.	RISK OVERSIGHT

In addition to the specific responsibilities enumerated below, the Committee shall be responsible for reviewing financial risks of the business and overseeing the implementation and evaluation of appropriate risk management practices. This will involve inquiring with management regarding how financial risks are managed and seeking opinions from management and the independent public accounting firm engaged for the purpose of preparing or issuing an auditor report for inclusion in the Company’s annual report or performing other audit, review or attest services for the Company (the “independent auditor”) regarding the adequacy of risk mitigation strategies.

V.	COMMITTEE RESPONSIBILITIES

In addition to such other duties as may be delegated by the Board, the Committee shall:

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Financial Statements: Review the Company’s interim and annual financial statements, MD&A and related press releases before the Company publicly discloses this information and recommend Board approval of such documents. The Committee shall also oversee procedures for the review of the Company’s public disclosure of financial information and shall periodically assess the adequacy of those procedures.

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Variances: Obtain explanations from management for significant variances between comparative reporting periods and question management and the independent auditor regarding any significant financial reporting issues raised during the fiscal period and the method of resolution.

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Internal Controls: Inquire as to the adequacy of the Company’s system of internal controls and review periodic reports from management regarding internal controls, which should include an assessment of risk with respect to financial reporting.

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Auditor: Be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor; ensure that the independent auditor reports directly to the Committee; and ensure that any disagreements between management and the independent auditor regarding financial reporting are resolved.

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Auditor Performance and Independence Evaluation: Review the performance of the independent auditor, including the lead partner of the independent auditor. The Committee shall ensure its receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the Company, actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor.

Last Reviewed: March 28, 2025

Electra Battery Materials Corporation	Audit Committee Charter

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Non-audit Services: Review and, in its sole discretion, approve in advance the independent auditor’s annual engagement letter and all audit and non-audit services to be provided to the Company and its subsidiaries by the independent auditor. In order to obtain pre-approval, management should detail the work to be performed by the independent auditor and obtain the assurance from the independent auditor that the proposed work will not impair their independence.

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Whistleblower: Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters and other potential violations of the Company’s Code of Business Conduct and Ethics (the “Code”).

●	Hiring: Review and approve the Company’s policies regarding the hiring of current and past partners and employees of the Company’s present or former independent auditor.

●	Funding: Provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for the payment of:

●	compensation to the independent auditor;
●	compensation to any advisors employed by the Committee; and
●	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

●	Reporting: Report to the Board on a quarterly basis on the proceedings of Committee meetings.

●	Related Person Transactions: Oversee the Company’s related persons transactions policy and review proposed transactions or courses of dealings requiring approval or ratification under such policy.

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Code of Conduct: Review the Company’s program to monitor compliance with the Code. The Committee shall also oversee the investigation of any alleged breach of the Code and the taking of appropriate corrective actions where a breach of the Code has occurred.

●	Miscellaneous: Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

Last Reviewed: March 28, 2025

Electra Battery Materials Corporation	Audit Committee Charter

VI.	CHAIR RESPONSIBILITIES

The Chair shall have the responsibilities and duties set out in the Position Description for the Chair of the Audit Committee attached hereto as Appendix A.

VII.	AUTHORITY

The Committee has authority to:

●	Appoint, compensate, and oversee the work of any registered public accounting firm retained by the Company.

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Conduct or authorize investigations into or studies of matters within its scope of responsibility, including with respect to whistleblower submissions, and may retain, at the Company’s expense, independent legal, accounting or other advisors as it deems necessary to assist the Committee in carrying out its duties or to assist in the conduct of an investigation.

●	Meet with management, the independent auditor and other advisors, as necessary.

●	Obtain full access to the books, records, facilities and personnel of the Company and its subsidiaries.

●	Call a meeting of the Board to consider any matter of concern to the Committee.

VIII.	MEETINGS

The Committee shall meet as often as it deems necessary, but not less frequently than quarterly. A quorum for the transaction of business at all meetings shall be a majority of members. Decisions shall be made by an affirmative vote of the majority of members in attendance and the Committee Chair shall not have a deciding or casting vote. An in-camera session of independent directors shall take place at least quarterly. The Committee should also meet separately on a periodic basis with (i) management, (ii) the director of the Company’s internal auditing department or other person responsible for the internal audit function, if applicable, and (iii) the Company’s independent auditor. The Committee may also request to meet separately with management, internal auditors, independent auditors or other advisors.

Meeting minutes shall be recorded and maintained, as directed by the Chair of the Committee.

IX.	DELEGATION OF AUTHORITY

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members, and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

Last Reviewed: March 28, 2025

Electra Battery Materials Corporation	Audit Committee Charter

X.	LIMITATION ON COMMITTEE’S DUTIES

The Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the external auditor, in accordance with its business judgment. Members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, professional accountants or auditors. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Committee to (i) plan or conduct any audits; (ii) determine or certify that the Company’s financial statements are complete, accurate, fairly presented or in accordance with generally accepted accounting principles or applicable law; (iii) guarantee the external auditor’s reports; or (iv) provide any expert or special assurance as to the Company’s internal controls or management of risk. Members of the Committee are entitled to rely, absent knowledge to the contrary, on the integrity of the persons and organizations from whom they receive information, the accuracy and completeness of the information provided and representations made by management as to any audit or non‐audit services provided by the external auditor.

Nothing in this Charter is intended or may be construed as imposing on any member of the Committee or the Board a standard of care or diligence that is in any way more onerous or extensive than the standard to which the directors are subject under applicable law. This Charter is not intended to change or interpret the constating documents of the Company or any federal, provincial, state or exchange law, regulation or rule to which the Company is subject, and this Charter should be interpreted in a manner consistent with the Applicable Laws. The Board may, from time to time, permit departures from the terms hereof, either prospectively or retrospectively, and no provision contained herein is intended to give rise to civil liability to shareholders, competitors, employees or other persons, or to any other liability whatsoever.

Any action that may or is to be taken by the Committee may, to the extent permitted by law or regulation, be taken directly by the Board.

XI.	EVALUATION OF COMMITTEE

The Committee shall, on an annual basis, review and evaluate its performance. In conducting this review, the Committee shall address such matters that the Committee considers relevant to its performance and evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The review and evaluation shall be conducted in such a manner as the Committee deems appropriate.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its review and evaluation, including any recommended changes to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures, as it deems necessary or appropriate.

Last Reviewed: March 28, 2025

Electra Battery Materials Corporation	Audit Committee Charter

APPENDIX A

ELECTRA BATTERY MATERIALS CORPORATION

POSITION DESCRIPTION FOR THE

CHAIR OF THE AUDIT COMMITTEE

Adopted April 8, 2022

(Revised March 28, 2025)

The board of directors (the “Board”) of Electra Battery Materials Corporation (the “Company”) shall select one of the members of the Board who meets the criteria for independence established by National Instrument 52-110 – Audit Committees, adopted by the Canadian securities administrators and by applicable United States securities laws and exchange requirements, to be appointed as Chair (the “Chair”) of the Audit Committee (the “Audit Committee”) of the Board.

I.	DUTIES AND RESPONSIBILITIES OF THE CHAIR

(a)	Providing leadership to enable the Audit Committee to effectively carry out its duties and responsibilities as described in the Charter of the Audit Committee, and as may otherwise be appropriate.

(b)	Chairing meetings of the Audit Committee and encouraging a free and open discussion at the meetings.

(c)	Assisting the Audit Committee and the individual members of the Audit Committee in understanding and discharging their respective duties and responsibilities.

(d)	Ensuring the Audit Committee meets as necessary or appropriate to fulfill its mandate.

(e)

Ensuring there is an effective relationship between the senior executives (including internal auditors of the Company, if any), the external auditors of the Company and the members of the Audit Committee.

(f)	Acting as liaison between the Audit Committee and each of the Company’s management and external auditor.

(g)	Establishing and overseeing procedures to govern the work of the Audit Committee and the discharge of the duties of the Audit Committee, including procedures relating to:

Last Reviewed: March 28, 2025

Electra Battery Materials Corporation	Audit Committee Charter

(i)

the development of the agendas for meetings of the Audit Committee in consultation, as appropriate, with the Chair or lead director of the Board, the Chief Executive Officer and Chief Financial Officer of the Company and other senior executives of the Company;

(ii)	the receipt of appropriate information from senior executives of the Company to enable the Audit Committee to effectively exercise its duties;

(iii)	access to senior executives of the Company as the Audit Committee may require from time to time;

(iv)	the tabling of items requiring the approval of the Audit Committee or the review and recommendation of Audit Committee for approval by the Board;

(v)	the proper flow of information to the Audit Committee, including the adequacy and timing of information and materials that may be required by the Audit Committee; and

(vi)	the retention of appropriately qualified and independent external auditors, and other external advisors as appropriate and support of their independent functions.

(h)	Discussing as necessary with the Chair of the Compensation, Governance, and Nominating Committee the skills, experience and talents required for the members of the Audit Committee on an ongoing basis.

(i)	Overseeing the assessment of the performance of the Audit Committee.

(j)	Reporting to the Board, where appropriate, on matters reviewed and on any decisions or recommendations made by the Audit Committee.

(k)	Attending meetings of shareholders and responding to such questions from shareholders as may be put to the Chair.

(l)	Carrying such other duties as may be requested by the Board from time to time.

Last Reviewed: March 28, 2025